EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2004, except for Note 14 as to which the date is December 23, 2004, relating to the financial statements and financial statement schedule, which appears in American Technology Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as amended.

 /s/ BDO SEIDMAN, LLP

Costa Mesa, California
September 12, 2005